PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS ARE MARKED BY AN ASTERISK (*).


CHEVRON         Warren Petroleum Company             PROPANE SALES AGREEMENT
                A Division of Chevron U.S.A. Inc.
                P.O. Box 1589, Tulsa, OK 74102 * Phone (918) 560-4000

Prepare in original and five copies.

Purchaser                        Confirming Arrangements Made With
Empire Gas Corporation           Marty Lerum

Address                          Arrangements Made By     Date
P.O. Box 303                     R.E. Siedell             August 24, 1995

City, State, Zip                 Warren No.               Purchaser No.
Lebanon, MO 65536                  25077

1. Term: Warren will sell the following during period from September 01, 1995

      __ Expires on __________

     _X_ Until April 30, 1996 and continuing year to year thereafter unless and until canceled at the end of any contract year by either party giving the other not less than 60 days written notice prior to the proposed termination date.

                                 Approx. Vol.   Unit of    Meas. Basis                    Del. Method       Product Price
                                 (net at 60F)    Measure     (see 2)     Location           (see 2)         Cents/Gallon

Propane GPA Specifications       See Attch.     Gallons     Other        Hattiesburg, MS       0            See Item 6.2
                                 A

2.   Measurement/Delivery Method (see above)

     V - Volumetric per API Tables 23 and 24 or 23A and 24A or 5A and 6A

     T.  Trucks    Other  Inventory Transfer     M - Mass per GPA 8182

     C.  Tank Cars  ________________________     O - Origin  D - Destination


3.   Product:            Stenched                _X_ Unstenched into storage


                                   WARNING

It is important that you periodically remind your customers and employees that even though ethyl mercaptan has been recognized as the best available odorant for propane, no odorant is effective 100% of the time. The odor of the gas may, under some circumstances, be reduced or lost if put into a tank that is new or that has been exposed to the air for extended periods. Electronic gas detectors (that emit a shrill sound in the presence of gas)


       2 of 8

should be recommended to your customers as an additional safety measure for detecting leaks. Your customers should be familiar with the smell of the odorant and their ability to smell it. Inform them that colds, allergies, smoking, alcohol, age, competing odors and simply "getting used to" the odor can cause them not to detect escaping gas. Familiarize yourself, your employees and your customers with the potential limitations of the odorant and the alleged phenomenon of "odor fade". Warren's Odorization Bulletins, Safety Guide and other safety materials are available to help with this familiarization. If you need additional information or materials to properly educate your employees and customers, please contact the NPGA, your state organization, or Warren Petroleum Company.

4.   Seller send statements, invoices and shipping documentation to:
     Ms. Gwen Hogan
     Empire Gas Corporation
     P.O. Box 303
     Lebanon, MO 65536

5.   Terms of Payment:
     EFT 14 days.

6.   Special Provisions:
     1.  This contract replaces Synergy PSA-49952 dated October 07, 1993.

     2. Price will be the Mont Belvieu OPIS non-TET average * per gallon on the 1st and 15th of each month or the next working day if no price is quoted. 50% Of each month's volume will be priced on the 1st and 50% on the 15th.

     3. Product to be delivered into Storage Agreement 7184 for further handling.

7. In addition to the above terms and conditions, the General Provisions of this Product Sales Agreement and all Attachments are incorporated herein by reference and made a part of this Agreement. If you are in agreement with the foregoing terms and conditions including the indemnity provision, please so indicate by signing below and returning one copy of the Agreement to Warren.

Accepted and Agreed to:                  Warren Petroleum Company
Empire Gas Corporation                   A Division of Chevron U.S.A. Inc.

By /s/ Kris Lindsey                      By /s/ R.E. Siedell
___________________                      ___________________
Kris Lindsey                             R.E. Siedell
Title  V.P.     Date 09/05/95            Title
                                         District Manager


     *  Confidential material deleted.
        ______________________________

       3 of 8
                      GENERAL PROVISIONS PROPANE SALES

1.   DELIVERIES
     A. When delivery is point of origin, delivery shall be deemed to have been completed:
         1. To tank trucks when the product has actually been delivered into the truck;
         2. To tank cars when the carrier accepts the same for shipment;
         3. To pipelines upon metering of the product:
     B. When delivery is point of destination, delivery shall be deemed to have been completed:
         1. From tank trucks when truck has been placed at buyer's facilities for unloading;
         2.  From tank cars when carrier delivers same at the destination;
     C. Seller shall not be liable to Buyer for quantity or quality of product, after completion of delivery. Buyer agrees that the handling, care or use of product shall thereafter be at Buyer's sole risk and expense.
2. MEASUREMENT - Measurement shall be done in the manner customarily utilized at the point of delivery in accordance with one of the following alternatives.
     A. On all deliveries into/out of tank cars, the quantity shall be determined by official tank car capacity tables, meters with no vapor return, or by weighing, in accordance with GPA Publication 8162, 8173 and all revisions thereof.
     B. On all deliveries into/out of transport and tank trunk equipment, quantities shall be determined by meter with no vapor return, slip tube, rotary gauging device or weighing, in accordance with GPA Publication 8162, all appropriate GPA and API standards and all revisions thereof.
     C. On all deliveries into/out of pipelines, quantity shall be determined by turbine or positive displacement pipeline meter in accordance with API Manual of Petroleum Measurement Standards.
     D. All quantities shall be corrected to 60 degrees Fahrenheit and equilibrium vapor pressure at 60 degrees Fahrenheit.
     E. Volume and compressibility correction factors shall be determined from referenced API tables or computer programs used to generate these tables.

3. PASSAGES OF TITLE AND WARRANTY OF TITLE - Title to the product and risk of loss shall pass to Buyer upon delivery. Seller warrants to Buyer that it has title to the product(s) delivered by it hereunder and the right to deliver same, and agrees to indemnify, defend and hold the Buyer harmless from and against any loss, claim or demand by reason of any failure of such title or breach of this warranty. SELLER MAKES NO OTHER WARRANTY WITH RESPECT TO THE PRODUCT OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

4. TAXES - Any tax, fee, or other exaction, now or hereafter, levied or assessed by any governmental authority upon, or as a result of the transaction herein provided for, or the goods or source materials thereof which are the subject matter of this Agreement, shall, if payable by Seller, be paid by Buyer or demand by Seller. Any personal property taxes levied or assessed by any governmental authority upon the products covered by this Agreement shall be paid by the party having title thereto at the time of such assessment. Buyer shall


       4 of 8

     furnish Seller proper exemption certificate where tax exemption is claimed on any product(s) delivered hereunder.

5. GOVERNMENT REGULATIONS & LAW - Seller warrants that the product it delivers hereunder will be produced and delivered in full compliance will all applicable federal and state laws and regulations and all Presidential proclamations which may be applicable. This agreement shall be subject to jurisdiction of, governed by and construed in accordance with the laws of the State of Oklahoma including the Uniform Commercial Code. Seller agrees to comply with the provisions contained in Exhibit "A" if attached hereto, to the extent that such provisions are legally applicable to Seller.

6. FORCE MAJEURE - If either party is rendered unable, wholly or in part, to perform its obligations under this Agreement (other than to make payments due hereunder) due to force majeure, defined herein as any cause or causes beyond its control, then in any such event, it is agreed that the affected party shall give prompt notice and full
     particulars of such     force majeure to the other party.  The
     obligations of the affected party shall be suspended for the duration of such inability to perform but for no longer period and such cause shall, so far as possible, be remedied with all reasonable dispatch.

7. ASSIGNMENT - This Agreement shall extend to and be binding upon the parties hereto, their heirs, successors and assigns; but it is expressly agreed that neither party shall voluntarily assign this Agreement without the prior written consent of the other.

8. NOTICE - Any notice hereunder shall be in writing and shall be delivered personally, by mail, by fax, by telex, or by telegram to the address set forth on the attached agreement, unless changed by notice. Such notice shall be deemed to have been given on the date of the delivery thereof.

9. WAIVER - The waiver by either party of the breach of any provision hereof by the other party shall not be deemed to be a waiver of the breach of any other provision or provisions hereof or of any subsequent or continuing breach of such provision or provisions.

10. ALTERATIONS - No oral promises, agreements or warranties shall be deemed a part hereof, nor shall any alteration or amendment of this Agreement, or waiver of any of its provisions, be binding upon either party hereto unless the same be in writing, signed by the party charged.

11. INVOICES AND TERMS OF PAYMENT - Invoices will be prepared by Seller and transmitted to the Buyer from time to time during the month. Unless otherwise specified, payment is due within ten (10) days after receipt of invoice. If payment is not made within the time allowed under this Agreement, then Seller may charge interest on the unpaid balance at the lesser of 1 1/2% per month or the highest rate permitted by Oklahoma law and Seller shall be entitled to recover its reasonable costs of collection, including attorney's fee.

       5 OF 8

12. FINANCIAL RESPONSIBILITY - If in the judgment of Seller the financial responsibility of Buyer becomes impaired or unsatisfactory, advance cash payments or acceptable security (including, but not limited to a letter of credit from a financial institution acceptable to Seller) may be required by Seller, and if Buyer fails to provide such, Seller may without waiving any rights or remedies, withhold further deliveries until such payment or security is received. Buyer's duty to provide the hereinabove credit assurance shall be a condition precedent to Seller's obligation to perform under this agreement.

13. CONFLICTS OF INTEREST - No director, employee or agent of either party shall give or receive any commission, fee, rebate, gift or entertainment of significant cost or value in connection with this Agreement. Any representative(s) authorized by either party may audit the applicable records of the other party solely for the purpose of determining whether there has been compliance with this paragraph.

14. AUDIT - Each party and its authorized representatives shall have access to the accounting records and other documents maintained by the other party which relate to the product being sold to the other party under this Agreement and shall have the right to audit such records once a year at any reasonable time or times during the term of this Agreement and for two years after the year in which this Agreement terminates. Neither party shall make claim on the other for any adjustment after said two-year period.

15. TANK CARS - If Seller's tank cars are used and they are not unloaded and returned to railroad, Buyer shall be liable to Seller for rental at the rate of $50.00 for each day or fraction thereof in excess of 7 days. Tank cars shall not be diverted without Seller's written consent.

16. QUALITY - All products delivered under this Agreement shall meet the latest GPA specifications for that product and contain no deleterious substances. Product delivered under this agreement shall not contain concentrations of any contaminants that may make it or its components commercially unacceptable in general industry application. Any requirements of buyer pertaining to potential contaminants and/or specific hydrocarbon composition not listed in the product specification must be identified by buyer and allowable concentrations agreed to in writing by both parties prior to delivery.

17. SHORTAGE OF PRODUCTS - Due to uncertainties in the supply/demand situation, Warren may not have sufficient supplies of product to be delivered hereunder to meet the full requirements of all of its customers, contract or otherwise. Whenever that situation exists, Warren shall have, in addition to any other rights Warren may have under this Agreement, the right to reduce deliveries of such product on any basis which in Warren's opinion is equitable, allowing for such priorities to such classes of customers as Warren deems appropriate.
     If any such reduction occurs, Buyer shall have the option to terminate this Agreement as to any or all products by fifteen (15) day's notice, given within thirty (30) days of the notice of reduction.

       6 OF 8

18. BRAND NAMES - Unless otherwise specifically agreed, Buyer shall not represent or permit any other person to represent, that the product delivered hereunder is the product of Warren. All products delivered to Buyer hereunder shall be used or sold under Buyer's own brand names or under brand names approved by Warren, and Buyer shall not authorize or permit said product to be used or sold under any other brand names.

19. CONDUCT OF BUYER'S BUSINESS - Buyer in the performance of this Agreement is engaged in an independent business and nothing herein contained shall be construed as giving Warren any right to control Buyer in any way in its performance of its business. Warren has no right to exercise control over any of Buyer's employees. All employees of Buyer shall be entirely under the control and direction of Buyer who shall be responsible for their actions and omissions.

20. INDEMNITY - If Warren provides adequate documentation of the odorization required by this contract, buyer agrees to defend and hold Warren harmless from all expenses (including attorney's fees) or liability arising from any claims of whatever kind due to injuries or damages which occur after delivery to Buyer in connection with the transportation, use or handling of product covered hereunder. BUYER'S INDEMNITY OBLIGATION SHALL BE APPLICABLE EVEN IF SUCH DAMAGES ARE DETERMINED TO HAVE BEEN PARTLY CAUSED BY THE FAULT OF SELLER OR IF LIABILITY WITHOUT FAULT IS IMPOSED ON SELLER, THE ONLY EXCEPTION TO SUCH OBLIGATION BEING WHERE THE FAULT OF SELLER IS DETERMINED TO BE THE SOLE CAUSE OF SUCH DAMAGES.

21. PRICES - Prices hereunder may be changed at any time by Warren upon notice given either electronically (i.e. fax, DTN or phone) or by U.S. Mail, effective when sent. If any such notice shall increase Warren's price to Buyer at any shipping point or destination above Warren's highest price for such product or freight in effect during the elapsed portion of the calendar year in which Warren's notice is effective, Buyer may by written notice to Warren given and effective within fifteen (15) days from the date of Warren's notice, terminate this contract with respect to such shipping point or destination.

22. ODORIZATION - Unless otherwise specifically agreed in writing, Buyer hereby requests that the propane sold hereunder be odorized with not less than 1.0 lb. of ethyl mercaptan per 10,000 gallons. Buyer warrants that compliance with its request will satisfy all applicable legal requirements.

23. PRODUCT HAZARDS - Buyer acknowledges receipt of Warren's Safety Bulletin for odorized propane and is knowledgeable of the hazards or risks in handling or using the product. Buyer agrees that Buyer shall inform its employees, contractors and customers of any hazards or risks associated with the product. Warren will make available to Buyer Warning Decals that are intended to be placed on consumers tanks or equipment and copies of its Safety Guide. Buyer agrees to supply its customers with these materials or other reasonably equivalent safety material to warn them of the potential hazards or risks in using odorized propane.

       7 OF 8

24. INCIDENT - Buyer shall notify Warren as soon as possible after it becomes aware of any fires or explosions occurring at locations propane purchased hereunder is used. Buyer will inform Warren if said product is involved and will fully cooperate with Warren in obtaining a propane sample and any other investigation Warren deems necessary.

                               ATTACHMENT A TO
                      PROPANE SALES AGREEMENT NO. 25077

1. Trademark. Buyer acknowledges that the CHEVRON and WARRENGAS Trademarks are valuable property rights belonging to Chevron Corporation and its subsidiaries, including Chevron U.S.A. Inc. and that any use thereof by Buyer in connection with this agreement is solely for the purposes of advertising products obtained from such subsidiaries. Upon termination of this agreement, Buyer agrees that it will make no further use of such trademarks or any other mark, name or designs confusingly similar therewith.

2. Quantity. During the term hereof, Buyer agrees to buy the product herein specified in monthly quantities of not less than the minimum set forth below and Warren agrees to sell said quantities to Buyer. Buyer shall purchase such quantities as evenly as possibly during each month. If during any period of this agreement the quantity of product Warren is obligated to deliver to Buyer is prescribed by government rules, regulations or orders, then the quantity of product covered by this agreement shall be the quantity so prescribed for such period and Buyer agrees to buy and Warren agrees to sell such quantity.

                                                 Volume (in Thousands of Gallons)


                Volume                                    Volume

     April      1300     ________                 October         -0-      ________
     May         -0-     ________                 November        -0-      ________
     June        -0-     ________                 December        -0-      ________
     July        -0-     ________                 January         -0-      ________
     August      -0-     ________                 February        -0-      ________
     September   -0-     ________                 March           -1-      ________


See Attachment A of Storage Agreement 7184 for estimated tank car volumes.

For the purpose of determining compliance with the above quantity schedule, purchase or product shall be allocated to the month in which shipment is made. Should either party fail to comply in any amount with the above schedule, the other party may elect to terminate this agreement by mailing notice of such termination on or before the 20th day of the succeeding month. If the Buyer fails to purchase 100% of the above specified minimum monthly quantities during any month or months and Warren does not elect to terminate this agreement, Warren shall not be obligated hereunder to sell to


       8 OF 8

Buyer in any of the succeeding six months more than one and one half times the average monthly quantity which Buyer actually purchased during the preceding six-month period.

When delivery is into tank trucks furnished by Buyer, the delivery ticket showing the quantity delivered shall be signed by the loader as the agent of Warren and by the truck driver as the agent of the Buyer; such quantities shall be conclusively presumed to have been delivered to Buyer.

On or before the 1st day of each month Buyer shall inform Warren of quantities required during such month, delivery dates, and when applicable, destinations of each shipment. Warren shall not be obligated to ship less than a tank car or tank truck load.


3.  Method of Delivery:        ________  By tank trucks furnished by Buyer.
    See Storage Agreement 7184 ________  By tank trucks furnished by Warren.
                               ________  By tank cars furnished by _______
                                         with a capacity of _______ gallons
                                         each.

                              PRICE INFORMATION
                              _________________

                 Prices in effect as of           , 19 ____

        Sales based on _X_ Shipping point price or Destination price

Shipping or                                  Price in             Freight
Pricing Points   Destinations     Product    Cents/Gallons        Charges
______________   ____________     _______    _____________        ________